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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                __________

                                 FORM 8-K


                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


                             OCTOBER 26, 1995
             Date of Report (Date of earliest event reported)


                           STAFF BUILDERS, INC.
          (Exact name of Registrant as Specified in its Charter)



      DELAWARE                       0-11380                 11-2650500
(State or other jurisdiction   (Commission File No.)        (IRS Employer
  of incorporation)                                      Identification No.)


     1983 MARCUS AVENUE, LAKE SUCCESS, NEW YORK                 11042
    (Address of Principal Executive Offices)                 (Zip Code)


                              (516) 358-1000
           (Registrant's telephone number, including area code)

                              NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)    (Zip Code)

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ITEM 5.   OTHER EVENTS.

          On October 26, 1995, following approval by its stockholders, Staff Builders, Inc. (the "Company") implemented a plan of recapitalization (the "Recapitalization") by which (i) Article FOURTH of the Company's Restated Certificate of Incorporation was amended (the "Amendment") to eliminate the Company's previously authorized single class of common stock (the "Common Stock") and the Company's time phased voting rights plan (the "Voting Rights Plan") by which each Long-Term Share (as described below) was entitled to ten votes, and to authorize for issuance 50,000,000 shares of Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), and 1,450,000 shares of Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), subject in the case of the Class B Common Stock to adjustment as described below, and (ii) each share of Common Stock which was a Long-Term Share as of both August 28, 1995 and October 26, 1995 was reclassified, changed and converted automatically into one share of Class B Common Stock and each other share of Common Stock was reclassified, changed and converted automatically into one share of Class A Common Stock. The newly-created Class A Common Stock is identical in all respects to the Common Stock except that a holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held of record by such holder as of the record date for a meeting of stockholders, regardless of how long the shares have been owned by the beneficial owner of such Class A Common Stock. The newly-created Class B Common Stock is identical in all respects to the Common Stock and the Class A Common Stock except that (i) a holder of Class B Common Stock is entitled to ten votes for each share of Class B Common Stock held of record by such holder as of the record date for a meeting of stockholders, regardless of how long the shares have been owned by the beneficial owner of such Class B Common Stock, and (ii) each share of Class B Common Stock will be convertible into one share of Class A Common Stock (and will automatically convert into one share of Class A Common Stock upon any transfer, subject to certain limited exceptions). Except as otherwise required by the Delaware General Corporation Law, shares of Class A Common Stock and Class B Common Stock will vote as a single class on all matters submitted to a vote by the stockholders.

          The Amendment authorizes for issuance 1,450,000 shares of Class B Common Stock, which represents an estimate by the Company's Board of Directors of the number of shares of Class B Common Stock to be issued in the Recapitalization. Under the Voting Rights Plan (which was eliminated by the Amendment) the precise number of shares of Class B Common Stock to be issued in the Recapitalization (which equals the number of shares of Common Stock which are Long-Term Shares at both August 28, 1995 and October 26, 1995) cannot be determined with certainty as of the date of this report. The Voting Rights Plan provided that in order for shares of Common Stock to be Long-Term Shares, they must have the same beneficial owner for at least 48 consecutive calendar months (dating from the first day of the first calendar month on or after the holder acquired beneficial ownership of such shares) prior to the record date for determining the holders entitled to vote on any matter submitted to a vote by the stockholders. Shares of Common Stock held of record by the current holder for at least a 48 consecutive calendar month period are presumed to be owned beneficially by the current record holder for such period and are thus Long-Term Shares. However, shares of Common Stock held of record in "street" or "nominee" name are presumed to be owned beneficially by the current beneficial owner for less than such a 48

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consecutive calendar month period are thus presumed not to be
Long-Term Shares. This latter presumption may be rebutted by presentation to the Company of evidence (in accordance with procedures established by the Company) that such beneficial owner has had beneficial ownership of such shares for at least the required 48 consecutive calendar month period.

          Because the Company cannot know the number of shares held in "street" or "nominee" name which have been owned beneficially by the same stockholder for at least a 48 consecutive calendar month period (dating from the first day of the first calendar month on or after the holder acquired beneficial ownership of such shares), the number of shares of Class B Common Stock to be issued in the Recapitalization cannot be determined precisely. Accordingly, if the Company's Board of Directors determines that a number of shares of Class B Common Stock other than 1,450,000 should be issued in the Recapitalization, then the Company will file a further amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of Class B Common Stock to the extent that more than 1,450,000 shares are required to be issued in the Recapitalization and to reduce the number of authorized shares of Class B Common Stock to the extent that fewer than 1,450,000 shares are required to be issued in the Recapitalization.

ITEM 7.   EXHIBITS.

          (c)  EXHIBITS

               3.1 Certificate of Amendment of the Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware on October 26, 1995.

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                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   STAFF BUILDERS, INC.



Dated:  October 27, 1995              By:  /s/ Gary Tighe
                                         -------------------------
                                         Name:  Gary Tighe
                                         Title: Senior Vice President,
                                                Finance and Chief Financial
                                                Officer

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                          EXHIBIT INDEX

Exhibit Number      Description of Exhibit
--------------      -----------------------
    3.1             Certificate of Amendment of the
                    Restated Certificate of Incorporation
                    of the Company, filed with the
                    Secretary of State of the State
                    of Delaware on October 26, 1995.